Exhibit 23.1


                CONSENT OF INDEPENDENT ACCOUNTANTS




     We consent to the incorporation by reference in the registration statement of Saks Incorporated listed below of our report dated March 19, 1998, except for Notes 1, 3, 4, 9, 11 and 13 as to which the date is September 17, 1998, on our audits of the supplemental consolidated financial statements of Saks Incorporated and Subsidiaries as of January 31, 1998 and February 1, 1997, and for the three years ended January 31, 1998, which report is included in this Form 8-K.

               Registration Statements on Form S-3
                      Registration Numbers:
                            333-32257
                            333-55805

               Registration Statements on Form S-4
                      Registration Numbers:
                            333-09043
                            333-41563
                            333-60123

               Registration Statements on Form S-8
                      Registration Numbers:
                             33-46306
                             33-80602
                             33-88390
                            333-25213
                            333-47535




September 23, 1998                      PriceWaterhousCoopers,
L.L.P.